Certification of Chief Financial Officer Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Cellular Dynamics International, Inc. (the Company) on Form 10-K/A for the year ended December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Timothy D. Daley, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: April 30, 2015

/s/ Timothy D. Daley
Timothy D. Daley
Vice President, Chief Financial Officer and Treasurer
This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.